Exhibit 10.9

SEPARATION AGREEMENT AND

FULL AND FINAL WAIVER, RELEASE AND DISMISSAL OF ALL CLAIMS

This Separation Agreement and Full and Final Waiver, Release and Dismissal of All Claims (“Agreement”) is entered into by and among H. Allen Salter (“Executive”), Oconee Federal Financial Corp. (the “Company”), Oconee Federal Savings and Loan Association (the “Bank”), Oconee Federal, MHC on March 23, 2016. For purposes of this Agreement, the terms “Company,” “Bank” and “MHC” shall also include the successors of the Company, the Bank and the MHC, and all of their respective parent companies, subsidiaries, affiliates, officers, directors, employees and agents.

WHEREAS, Executive was employed as Chief Financial Officer of the Company and the Bank; and

WHEREAS, Executive wished to resign from his employment with the Company and the Bank.

NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration described herein, the parties agree as follows:

1.           Resignation. Executive resigned from his employment with the Company and the Bank, as of March 22, 2016 (the “Date of Resignation”). Commencing on the Date of Resignation, and except as expressly provided in this Agreement, Executive shall not receive and/or accrue any further compensation or benefits of any kind beyond the Date of Resignation, including any wages, bonuses, profit sharing, incentive, retirement or salary payments, as well as any compensation for vacation, holiday, sick or personal days.

2.           Consideration. In consideration of Executive’s resignation and full and final waiver, release and dismissal of all claims, and his other agreements and promises herein, the Company, the Bank, the MHC and Executive agree to the following:

(a)          Severance Pay and Automobile. The Bank will pay Executive a lump sum severance payment in the amount of $90,000 (the “Severance Pay”). The payment will be made on the Bank’s next regularly scheduled payroll date following the expiration of the seven (7) day revocation period, as described in Section 10 of this Agreement (the “Expiration Date”); and for purposes of clarity, no payments or benefits will be made under Sections 2(a) and 2(d) if Executive revokes this Agreement prior to the Expiration Date. In addition to the Severance Pay, the Bank will transfer title to Executive of the Bank-owned automobile provided to Executive (2014 Ford Fusion). Applicable withholding taxes shall be deducted from the Severance Pay and shall be reported on a Form W-2.

(b)          Cash Payment in Exchange for Cancellation of Vested Stock Options. Executive was granted 7,700 stock options (“Options”) with an exercise price of $17.16 on November 13, 2013, of which 2,200 Options are vested and the remaining 5,500 Options are non-vested. Executive hereby exercises the 2,200 vested stock options on the Date of

Resignation and the Bank will pay Executive an amount of cash equal to the excess of the fair market value of Company common stock ($19.36) over the exercise price ($17.16 per Option) of the vested Options multiplied by the total number of vested Options (2,200), less applicable withholding, in exchange for the cancellation of the 2,200 vested Options (and in lieu of the delivery of shares of common stock of the Company). Executive agrees to sign any consent forms that may be necessary. Pursuant to the terms of the Oconee Federal Financial Corp. 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”), the non-vested Options will be forfeited on the Date of Resignation.

(c)          Restricted Stock Awards. Pursuant to the terms of the 2012 Equity Incentive Plan, the 9,000 non-vested restricted stock shares held by Executive will be forfeited on the Date of Resignation.

(d)          Health Benefits. The Bank shall pay Executive’s COBRA premiums on behalf of Executive for Executive’s medical and dental insurance coverage through December 31, 2016. The medical and dental coverage shall be substantially comparable, as reasonably available, to the coverage maintained by the Bank for Executive prior to the Date of Resignation, except to the extent such coverage may be changed in its application to all employees of the Bank.

3.           Mutual Release and Waiver.

(a) Executive, on behalf of himself, his executors, heirs, administrators, assigns and anyone else claiming by, through or under him, hereby waives, releases, covenants not to sue, and forever discharges the Company, the Bank, the MHC, their Affiliates, successors, and present and former officers, directors, agents, employees, attorneys, insurers and representatives (hereinafter “Releasees”) and the Company, the Bank, the MHC and their Affiliates hereby release, waive and forever discharge Executive from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, and liabilities whatsoever of any name and nature, both in law and/or in equity (hereinafter “Claims”) which he or they now has, ever had or may in the future have against each or any of the Releasees or Executive by reason of any matter, cause or thing whatsoever from the beginning of time to the date of the signing of this Agreement, including, but not limited to, any Claims arising out of, based upon or connected with his employment by the Bank and Company, the compensation and working conditions for that employment, and/or the termination of that employment. This necessarily includes but is not limited to any Claims that might exist under federal, state, and/or local laws, including, but not limited to, any Claims based on race, national origin, ethnicity, handicap, color, age, sex, sexual preference, military status, genetic status or information, other protected status, retaliation, or anything else. The waiver and release includes, but is not limited to, any claims Executive may have or have had based on promises, contracts, common law, laws regarding unfair or bad faith conduct and wrongful discharge, and state and federal statutory protections against discrimination in employment, specifically including, among all the others and without limitation, any rights or claims that Executive may have under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the

Americans with Disabilities Act, which prohibits discrimination against qualified individuals with disabilities; the Family and Medical Leave Act, which provides for leave of absence under certain specified circumstances; and all other statutes, rules, and common law, and all other theories of recovery. This waiver and release thus applies to all claims of any nature that may now exist, whether or not now known to the undersigned; provided, however, that this release does not apply to any claims Executive may have under any tax-qualified retirement plan of the Bank in which Executive is or was a participant or to any claims not subject to be released pursuant to law.

(b)          Executive agrees that amounts to be paid to him under this Agreement are in excess of anything presently owed to him, and that he has no pending or known claims against the Company, the Bank or the MHC. Executive also agrees that he will not bring any federal or state lawsuit, or file any administrative or other claims, against the Company, Bank, or the MHC or any other party based on his employment or the termination of his employment, except that nothing in this Agreement is intended to prevent the undersigned from filing a claim for unemployment compensation, or from exercising any right that cannot be waived by law, including the right to file a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”). If Executive does file a charge of discrimination or retaliation, however, he agrees that he will not seek or accept reinstatement, attorney’s fees, or any amount of monetary damages in connection with such charge.

(c)          Executive also agrees not to institute, nor has Executive instituted, a lawsuit against the Company, the Bank or the MHC and their respective directors, officers, employees and agents, affiliates, subsidiaries, and the heirs, successors and assigns of all of them, based on any waived claims or rights to the extent set forth above. The Company, the Bank and the MHC also agree not to institute, nor has the Company, the Bank and the MHC instituted, a lawsuit against Executive based on any waived claims or rights to the extent set forth above. Nothing in this paragraph shall prevent the Company, the Bank or the MHC or Executive from enforcing the terms of this Agreement.

(d)          EXECUTIVE ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A FULL AND FINAL BAR TO ANY AND ALL CLAIM(S) OF ANY TYPE THAT EXECUTIVE MAY NOW HAVE AGAINST THE COMPANY, THE BANK OR THE MHC OR ANY OF THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AFFILIATES, SUBSIDIARIES, AND THE HEIRS, SUCCESSORS AND ASSIGNS, TO THE EXTENT PROVIDED ABOVE, BUT THAT IT DOES NOT RELEASE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT.

4.           Public Statement. The parties agree that the public statement regarding his resignation and entering into this Agreement substantially in the form attached hereto will be released by the Company by way of a Form 8-K within four business days following the execution of this Agreement. The parties agree that the release of said public statement does not violate the terms of any confidentiality provision, or any other provision, contained in this Agreement. The public statement attached hereto is incorporated herein by reference.

5.           Return of Materials. Executive will promptly return to the Bank all equipment, documents and other materials in Executive’s possession that are the property of the Company, the Bank or the MHC, whether created by Executive or by others, and including the originals and all copies thereof, whether electronic, paper or any other form, without maintaining any copies thereof whether electronic, paper or any other form.

6.           Confidentiality. Executive acknowledges that Executive has had access to trade secrets and other confidential information regarding the Bank and their businesses that are unique and irreplaceable and that the use of such trade secrets and other confidential information by a competitor, or certain other persons, would cause irreparable harm to the Bank. Accordingly, Executive will not disclose or use to the detriment of the Bank any such trade secrets or other confidential information. Confidential information includes any information, whether or not reduced to written or other tangible form, which is defined as confidential under the Company’s or Bank’s confidentiality policies or (i) is not generally known to the public or within the industry; (ii) has been treated by the Company or the Bank as confidential or proprietary; and (iii) is of competitive advantage to the Company or the Bank.

7.           Mutual Non-Disparagement. Executive covenants that, except to the extent required by law, Executive will not make to any person or entity any statement, whether written or oral, that directly or indirectly impugns the integrity of, or reflects negatively on the Company, the Bank or the MHC or any of their employees, officers or directors, or that denigrates, disparages or results in detriment to the Company, the Bank or the MHC. The Company, the Bank and the MHC covenant that, except to the extent required by law, they and their boards of directors and management will not make to any person or entity any statement, whether written or oral, that directly or indirectly impugns the integrity of, or reflects negatively on Executive. This section does not prohibit any truthful statement made to any government agency, or as part of a judicial process whether or not brought by the disclosing party.

8.           Post-Employment Obligations. Executive agrees that for a period of one (1) year from the Date of Resignation, he shall not hire or attempt to hire any employee of the Company of the Bank. Executive will not, directly or indirectly, on his own behalf or on behalf of any third person or entity, and whether through his own efforts or through the efforts or assistance of any other person or entity (including, without limitation, any person employed by or associated with any entity with whom Executive is or may become employed or associated): (1) solicit or accept any banking, lending, wealth management, investment, insurance or financial services-related business from any individual or entity that was a client or customer of the Company or the Bank at any time during the three (3) months immediately prior to the Date of Resignation, or (2) participate in hiring, hire or employ an employee of the Company or Bank, or solicit, encourage or induce any such employee or consultant to terminate his or her employment or other relationship with the Company or the Bank.

9.            Acceptance of Agreement.

(a)          Executive acknowledges that Executive has been advised by the Company, the Bank and the MHC that Executive has at least 21 calendar days from the date Executive receives this Agreement (the “Acceptance Period”) to consider whether or not to accept this Agreement and seek counsel to advise Executive about signing this Agreement. This Agreement was provided to Executive on March 23, 2016. Any modifications or changes to this Agreement agreed upon by the parties will not restart or affect Executive’s 21 day review period. This Agreement will not become effective or enforceable until the cancellation period described in Section 10 below has expired without Executive cancelling this Agreement.

(b)          Executive acknowledges that, before signing this Agreement, Executive was advised by the Company, the Bank and the MHC to consult with an attorney. Executive agrees that Executive had an adequate opportunity to review this Agreement with persons of Executive’s choice, including Executive’s attorney, that Executive fully understands the terms of this Agreement, and that Executive has signed it knowingly and voluntarily.

10.         Cancellation of Agreement. Executive has the right to cancel this Agreement at any time within the seven calendar (7) day period immediately following Executive’s acceptance of the Agreement. If Executive decides to revoke this Agreement, Executive must do so by mailing notice of cancellation, by certified mail, return receipt requested, postmarked within the seven calendar (7) day cancellation period to Curtis T. Evatt, 115 East North Second Street, Seneca, South Carolina 29678. This Agreement will not be effective until the 8th calendar day after Executive signs and does not revoke this Agreement.

11.         No Admission of Liability. This Agreement is not an admission by any party of any liability to the other party.

12.         Governing Law and Jurisdiction. This Agreement shall be governed and conformed in accordance with the laws of the State of South Carolina without regard to its conflict of laws provision.

13.         Savings Clause. If any provision of this Agreement is determined to by void or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

14.         Entire Agreement. This Agreement represents the entire understanding of Executive, the Company, the Bank and the MHC with respect to the subject matter hereof and supersedes all prior understandings, written, or oral.

15.         Counterparts. This Agreement may be signed in counterparts, and all of the counterpart copies shall be treated as a single agreement.

16.         Assignment; Modification of Agreement. This Agreement will inure to the benefit of the Company, the Bank and the MHC and any successors and assigns. Executive may not assign Executive’s rights, duties or obligations under this Agreement. None of the terms of this Agreement may be changed or modified except in a writing signed by each of Executive and the Company, the Bank and the MHC. Any such agreed upon change or modification to this Agreement will not restart or otherwise affect the original 21 calendar day consideration period referred to in Section 9 above.

PLEASE INDICATE EXECUTIVE’S ACCEPTANCE OF THIS AGREEMENT BY SIGNING THE FOLLOWING PAGE.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date first above written and Executive hereby declares that the terms of this Agreement have been completely read, are fully understood, and are voluntarily accepted after complete consideration of all facts and legal claims.

EXECUTIVE

Date: March 23, 2016		/s/ H. Allen Salter
H. Allen Salter

OCONEE FEDERAL FINANCIAL CORP.

Date: March 23, 2016	By:	/s/ Curtis T. Evatt
Curtis T. Evatt President

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

Date: March 23, 2016	By:	/s/ Curtis T. Evatt
Curtis T. Evatt President

OCONEE FEDERAL, MHC

Date: March 23, 2016	By:	/s/ Curtis T. Evatt
Curtis T. Evatt President

Description of Departure

(to be included in Form 8-K)

Effective March 22, 2016, H. Allen Salter resigned as Chief Financial Officer of Oconee Federal Financial Corp. (the “Company”) and Oconee Federal Savings and Loan Association (the “Bank”).

In connection with his resignation, on March 23, 2016, the Company, the Bank, Oconee Federal, MHC and Mr. Salter entered into a separation agreement (the “Agreement”), which includes non-solicitation and confidentiality provisions and a full and final release of claims, under which the Bank will pay Mr. Salter a severance payment of $90,000 and transfer title to him of a Bank-owned car. The Bank also will pay Mr. Salter’s medical and dental premiums under COBRA through December 31, 2016. The compensation is paid in exchange for Mr. Salter’s performance of his obligations under the Agreement and his resignation as an officer of both the Company and the Bank. The foregoing description of the Agreement does not purport to be complete and it is qualified in its entirety by reference to the copy of the Agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02(b).